Exhibit 99.A

JOINT FILING AGREEMENT

The undersigned hereby consent to the joint filing by any of them of a Statement on Schedule 13D and any amendments thereto, whether heretofore or hereafter filed, relating to the securities of iBioPharma, Inc., and hereby affirm that this Schedule 13D is being filed on behalf of each of the undersigned.

Dated: August 21, 2008	/s/E. Gerald Kay
E. Gerald Kay, individually

EGK, LLC

Dated: August 21, 2008	By: /s/E. Gerald Kay
Name: E. Gerald Kay
Title: Manager

Dated: August 21, 2008	/s/Riva Kay Sheppard
Riva Kay Sheppard, individually

Dated: August 21, 2008	/s/Christina Kay
Christina Kay, individually

Dated: August 21, 2008	/s/Robert B. Kay
Robert B. Kay, individually

EVJ, LLC

Dated: August 21, 2008	By:/s/Robert B. Kay
Name: Robert B. Kay
Title: Manager

Dated: August 21, 2008	/s/Carl DeSantis
Carl DeSantis, individually

CDS Group Holdings, LLC

Dated: August 21, 2008	By:/s/Carl DeSantis
Name: Carl DeSantis
Title: Manager

CD Financial, LLC

Dated: August 21, 2008	By:/s/Carl DeSantis
Name: Carl DeSantis
Title: Manager

Integrated BioPharma, Inc.
Dated: August 21, 2008	By: /s/E. Gerald Kay
Name: E. Gerald Kay
Title: Chief Executive Officer